Exhibit 13.2

Certification by the Principal Financial Officer pursuant to
18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of GENFIT S.A. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas Baetz, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Act of 1934, as amended (the “Exchange Act”) and Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
a.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
b.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 29, 2022

/s/ Thomas Baetz

Name:	Thomas Baetz
Title:	Chief Financial Officer
(Principal Financial Officer)

This certification accompanies the Form 20-F to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of GENFIT S.A. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 20-F), irrespective of any general incorporation language contained in such filing.